UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2011

INSWEB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26083	94-3220749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Gold Center Dr. Suite 250 Rancho Cordova, California 95670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (916) 853-3300.

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 23, 2011, the board of directors of InsWeb Corporation (the “Company”) adopted a Section 382 Rights Agreement and declared a dividend distribution consisting of one right (a “Right”) for each outstanding share of the Company’s common stock to stockholders of record at the close of business on December 5, 2011.  The terms of the Rights are set forth in a Section 382 Rights Agreement (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of November 23, 2011.

The Company’s board of directors adopted the Rights Agreement primarily in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations. If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated by the United States Department of the Treasury thereunder, its ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those assets.

The Rights Agreement is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of the Company’s common stock (such person or group is referred to as an “Acquiring Person”). The term “Acquiring Person” does not include:

•
the Company, any subsidiary of the Company, any employee benefit plan or other compensation arrangement of the Company or of any subsidiary of the Company or any entity organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or compensation arrangement;

•	any Grandfathered Person (as defined below);

•	any Exempted Person (as defined below);

•	any person or group who becomes the beneficial owner of 4.9% or more of the Company’s common stock as a result of an Exempted Transaction (as defined below); or

•
any person whom or which the Company’s board of directors in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of the Company’s common stock, so long as such person promptly enters into, and delivers to the Company, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of shares of the Company’s common stock so that such person would no longer be a beneficial owner of 4.9% or more of the Company’s common stock.

A stockholder who together with its affiliates and associates beneficially owned 4.9% or more shares of the Company’s common stock as of November 23, 2011 is deemed not to be an “Acquiring Person,” so long as such stockholder does not acquire any additional shares of the Company’s common stock without the prior written approval of the Company, other than pursuant to or as a result of (a) a reduction in the amount of shares of the Company’s common stock outstanding; (b) the exercise of any options, warrants, rights or similar interests to purchase shares of the Company’s common stock granted by the Company to its directors, officers and employees; (c) any unilateral grant of any shares of the Company’s common stock by the Company or (d) any issuance of shares of the Company’s common stock by the Company or any share dividend, share split or similar transaction effected by the Company in which all holders of shares of the Company’s common stock are treated equally. Such a stockholder is a “Grandfathered Person” for purposes of the Rights Agreement.

The Company’s board of directors may, in its sole discretion, exempt any person or group who would otherwise be an Acquiring Person from being deemed an Acquiring Person for purposes of the Rights Agreement if it determines at any time prior to the time at which the Rights are no longer redeemable that the beneficial ownership of such person or group would not jeopardize, endanger or limit (in timing or amount) the availability of the Company’s NOLs and other tax benefits. Any such person or group is an “Exempted Person” under the Rights Agreement. The board of directors, in its sole discretion, may subsequently make a contrary determination and such person would then become an Acquiring Person.

An “Exempted Transaction” is a transaction that the board of directors determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

The Rights.  Each Right entitles its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock at a purchase price of $38 per Right, subject to adjustment.  Shares of the Company’s common stock issued while the Rights Agreement is in effect will be issued with Rights attached.

Initially, the Rights will be associated with shares of the Company’s common stock and evidenced by certificates for common stock, which will contain a notation incorporating the Rights Agreement by reference, and will be transferable with and only with the underlying shares of the Company’s common stock.  Subject to certain exceptions, the Rights become exercisable and trade separately from the shares of the Company’s common stock only upon the “Distribution Date,” which occurs upon the earlier of:

•
10 days following a public announcement that a person or group of persons has become an Acquiring Person or such earlier date as a majority of the Company’s board of directors becomes aware of the existence of an Acquiring Person (the “Stock Acquisition Date”) (unless, prior to the expiration of the Company’s right to redeem the Rights, such person or group is determined by the Company’s board of directors to be an Exempted Person, in which case the Stock Acquisition Date will be deemed not to have occurred); or

•
10 business days (or later date if determined by the Company’s board of directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, the surrender for transfer of any shares of the Company’s common stock outstanding will also constitute the transfer of the Rights associated with those shares.

As soon as practicable after the Distribution Date, separate certificates or book-entry statements will be mailed to holders of record of shares of the Company’s common stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate rights certificates or book-entry statements alone will represent the Rights. Except as otherwise provided in the Rights Agreement, only shares of the Company’s common stock issued prior to the Distribution Date will be issued with Rights.

Expiration.  The Rights are not exercisable until the Distribution Date and, unless earlier redeemed or exchanged by the Company as described below, will expire upon the earliest of:

•	the close of business on November 23, 2021;

•
the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Company’s board of directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits;

•	the close of business on the first day of a taxable year of the Company to which the Company’s board of directors determines that certain tax benefits may not be carried forward; and

•	the close of business on the date on which the Company’s board of directors determines that the Rights Agreement is no longer in the best interests of the Company and its stockholders.

Transferability.  Until the Rights become exercisable, they will not trade independently, but only with the associated shares of the Company’s common stock, and the Rights will be represented by the stock certificates for the Company’s common stock.  Under certain circumstances, separate certificates representing the Rights will be delivered to the then record holders of the outstanding shares of the Company’s common stock; and the Rights will then trade independently from the Company’s common stock.

Effects of Triggering Event.  If a person or group becomes an Acquiring Person (a “Flip-In Event”), each holder of a Right (other than any Acquiring Person and certain transferees of an Acquiring Person, whose Rights automatically become null and void) will have the right to receive, upon exercise, shares of the Company’s common stock having a value equal to two times the purchase price of the Right.  If an insufficient number of shares of the Company’s common stock are available for issuance, then the Company’s board of directors is required to substitute cash, property or other securities of the Company for the shares of the Company’s common stock.  The Rights may not be exercised following a Flip-In Event while the Company has the ability to cause the Rights to be redeemed, as described later in this summary.

For example, at a purchase price of $38 per Right, each Right not owned by an Acquiring Person (or by certain transferees thereof) following a Flip-In Event would entitle its holder to purchase $76 worth of shares of the Company’s common stock (or other consideration, as noted above) for $38.  Assuming that the shares of the Company’s common stock had a per share value of $7.60 at that time, the holder of each valid Right would be entitled to purchase ten shares of the Company’s common stock for $38.

Flip-Over Right.  In the event (a “Flip-Over Event”) that, at any time following the Stock Acquisition Date:

•	the Company shall consolidate with, or merge with or into another entity and the Company is not the surviving corporation;

•
any entity engages in a share exchange with or consolidates with, or merges with or into, the Company and the Company is the continuing or surviving corporation and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of the Company’s common stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•	the Company sells or otherwise transfers more than 50% of its and its subsiaries’ (taken as a whole) assets, cash flow or earning power;

each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon purchase, common stock of the acquiring company having a value equal to two times the purchase price of the Right.  Flip-In Events and Flip-Over Events are collectively referred to as “Triggering Events”.

Adjustments. The purchase price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a share dividend on, or a subdivision, combination or reclassification of, the shares of preferred stock;

•
if holders of the shares of preferred stock are granted certain rights, options or warrants to subscribe for shares of preferred stock or convertible securities at less than the current market price of the shares of preferred stock; or

•
upon the distribution to holders of the shares of preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.  No fractional preferred shares will be issued, and, in lieu thereof, an adjustment in cash will be made based on the market price of the shares of preferred stock on the last trading day prior to the date of exercise.

Redemption.  In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, shares of the Company’s common stock or other consideration deemed appropriate by the Company’s board of directors) at any time until ten days following the Stock Acquisition Date.  Immediately upon the action of the Company’s board of directors authorizing any redemption, the Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price.

Exchange Right.  At any time after there is an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of the outstanding shares of the Company’s common stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person and certain transferees thereof which will have become void), in whole or in part, at an exchange ratio of one share of the Company’s common stock, or one one-thousandth of a share of the Company’s preferred stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Stockholder Rights; Tax Effects. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not result in the recognition of taxable income by the Company or its stockholders, stockholders may, depending upon the circumstances, recognize taxable income after a Flip-In Event or a Flip-Over Event.

Amendment.  The terms of the Rights may be amended by the Company’s board of directors without the consent of the holders of the Rights, including, without limitation, to extend the expiration date of the Rights Agreement and to increase or decrease the purchase price.  Once there is an Acquiring Person, however, no amendment can adversely affect the interests of the holders of the Rights.

Series A Preferred Stock.  Pursuant to a Certificate of Designation of Series A Junior Participating Preferred Stock, which sets forth the rights, preferences and privileges of the Series A Preferred Stock, there are 150,000 shares of Series A Preferred Stock authorized for issuance.  Each share of Series A Preferred Stock will entitle the holder thereof:

•
to receive a preferential quarterly dividend equal to the greater of (i) $1.00 and (ii) 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of the Company’s common stock), declared on the Company’s common stock during such quarter, adjusted to give effect to any dividend on the Company’s common stock payable in shares of the Company’s common stock or any subdivision, combination or reclassification of the Company’s common stock (a “Dilution Event”);

•
to 1,000 votes on all matters submitted to a vote of the stockholders of the Company, voting together as a single class with the holders of the Company’s common stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event; and

•
to receive upon any liquidation of the Company a preferential liquidation payment equal to the greater of (i) $1,000 and (ii) 1,000 times the aggregate per share amount to be distributed to the holders of the Company’s common stock, adjusted to give effect to any Dilution Event, plus an amount equal to accrued and unpaid dividends and distributions on such share of Series A Preferred Stock, whether or not declared, to the date of such payment.

In the event of any merger, consolidation or other transaction in which the outstanding shares of the Company’s common stock are exchanged for or converted into other capital stock, securities, cash and/or other property, each share of Series A Preferred Stock will be similarly exchanged or converted into 1,000 times the aggregate per share amount applicable to the Company’s common stock, adjusted to give effect to any Dilution Event.

*           *           *           *

The Rights will have certain anti-takeover effects.  The Rights will cause a substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company’s board of directors.  As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders.  Because the Company’s board of directors can redeem the Rights and amend the Rights Agreement in any respect prior to a person or group becoming an Acquiring Person, the Rights should not interfere with a merger or other business combination approved by the board of directors of the Company.  Notwithstanding any other provision of the Rights Agreement, the execution and performance of the Asset Purchase Agreement, dated October 10, 2011, between the Company and Bankrate, Inc. and the consummation of the transactions contemplated thereby, shall not be deemed to trigger any provision of the Rights Agreement.

The foregoing description of the Rights Agreement, the Rights and the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, the Certificate of Designation and the form of Rights certificate, which have been filed as exhibits to our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 25, 2011 and are incorporated herein by this reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report is incorporated into this Item 3.03 by this reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company’s board of directors approved a Certificate of Designation of Series A Junior Participating Preferred Stock, which designates the rights, preferences and privileges of 150,000 shares of a series of the Company’s preferred stock, $0.001 par value per share, designated as Series A Junior Participating Preferred Stock.  The Certificate of Designation was filed with the Delaware Secretary of State and became effective on November 23, 2011.  A copy of that Certificate of Designation has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 8.01.  Other Events.

On November 25, 2011, the Company issued a press release announcing the adoption of the Rights Agreement.  A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
3.1
Certificate of Designation of Series A Junior Participating Preferred Stock, dated November 23, 2011 (incorporated by reference to Exhibit 3.1 to InsWeb Corporation’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 25, 2011).

4.1
Section 382 Rights Agreement, dated as of November 23, 2011, by and between InsWeb Corporation and American Stock Transfer & Trust Company, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B) (incorporated by reference to Exhibit 4.1 to InsWeb Corporation’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on November 25, 2011).

99.1	Press Release, dated November 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INSWEB CORPORATION

Date: November 25, 2011	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.

99.1	Press Release, dated November 25, 2011.